Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (File No. 333-175118) pertaining to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan and the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan of our report dated August 25, 2011, with respect to the consolidated financial statements of Vanguard Health Systems, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2011.

/s/ Ernst & Young LLP

Nashville, Tennessee
August 25, 2011